Exhibit 99.1

POWERSECURE REPORTS RECORD FOURTH QUARTER AND

FULL YEAR 2012 RESULTS

—Record $183 million backlog positions company for significant continued growth in 2013—

—Fourth quarter: 27 percent y-o-y growth in distributed generation revenues—

—Fourth quarter: 40 percent y-o-y growth in utility infrastructure revenues—

Wake Forest, N.C. – March 7, 2013 – PowerSecure International, Inc. (Nasdaq: POWR) today reported its fourth quarter and full year 2012 results. Highlights include:

•	Fourth quarter 2012 revenues increase 18 percent y-o-y to record $46.8 million

•	Fourth quarter 2012 gross margin increases to 33.0 percent

•	Fourth quarter 2012 GAAP EPS[1] increases 60 percent y-o-y to $0.08, non-GAAP EPS[1] increases 160 percent y-o-y to $0.13

•	Full year 2012 revenues increase 25 percent y-o-y to record $162.0 million

“Our record results in 2012, punctuated by our terrific fourth quarter, as well as our strong backlog and the robust early demand we are seeing from our distributed generation and utility infrastructure customers in 2013, plus the recent addition of our ESCO business, have PowerSecure in excellent position to achieve our 2015 objectives of $300 million in revenues with mid-double digit operating margins,” said Sidney Hinton, chief executive officer of PowerSecure.

“2012 unfolded as we expected and I am especially pleased that we continue to see growing bottom line leverage resulting from our previous investments in diverse growth and our focus on cost management. As we capitalize on these prior investments and our revenues scale further, we expect this bottom line growth to continue building,” Hinton added.

Fourth Quarter 2012:

PowerSecure’s fourth quarter 2012 (4Q 2012) all-time record revenues of $46.8 million, an increase of $7.1 million, or 18 percent, from the fourth quarter of 2011 (4Q 2011), were driven primarily by a 27 percent year-over-year (y-o-y) increase in revenues from distributed generation products and services and a 40 percent y-o-y increase in revenues from utility infrastructure products and services, as shown below. While showing growth for the full year, 4Q 2012 revenues from energy efficiency products declined 51 percent y-o-y as grocery retailers curtailed investments in LED lighting solutions due to concerns about the macroeconomic environment and uncertainty surrounding the potential impact of the fiscal cliff in late 2012, which followed stronger spending patterns earlier in the year.

[1]	from continuing operations

			Variance
($ in 000’s)	4Q12	4Q11	$	%
Revenue by Product/Service
Distributed Generation	22,647	17,848	4,799	27%
Utility Infrastructure	20,658	14,744	5,914	40%
Energy Efficiency	3,446	7,097	(3,651)	-51%

Total Revenue	46,751	39,689	7,062	18%

Gross margin as a percentage of revenue increased to 33.0 percent in 4Q 2012 from 31.4 percent in 4Q 2011. The increase in gross margin was driven by improved operational efficiencies across the business, a more favorable mix of projects in the company’s distributed generation and utility infrastructure lines and higher revenues and profits from its company-owned distributed generation recurring revenue projects. Operating margin as a percentage of revenue increased to 4.3 percent in 4Q 2012 from 2.7 percent in 4Q 2011 on a GAAP basis, and was 6.7 percent for 4Q 2012 on a non-GAAP basis. The increase in GAAP operating margin was driven by the expansion in gross margin, and the increase in non-GAAP operating margin was driven by the expansion in gross margin and a reduction in operating expenses as a percentage of revenue.

Diluted earnings per share (EPS) from continuing operations increased to $0.08 in 4Q 2012, compared to $0.05 in 4Q 2011. Non-GAAP EPS from continuing operations increased to $0.13 in 4Q 2012, compared to $0.05 in 4Q 2011.

Non-GAAP financial measures for 4Q 2012 exclude a $1.1 million pre-tax charge related to a restructuring and cost reduction plan that was initiated during the third quarter and extended into the fourth quarter of 2012, designed to reduce the company’s cost structure by $5 million annually and to position the company for enhanced operating margins in future periods (see non-GAAP discussion and reconciliation, below).

Operating expenses for 4Q 2012 were $13.4 million, compared to $11.4 million in 4Q 2011. The $2.1 million y-o-y increase in operating expenses consists of 1) $0.5 million of incremental operating expenses related to a solar energy company acquired in June 2012, 2) $0.4 million of additional depreciation and amortization expense, primarily driven by additional capital expenditures related to company-owned distributed generation recurring revenue projects, and 3) the $1.1 million pre-tax charge related to the restructuring and cost reduction plan. Excluding the restructuring/cost reduction charge, 4Q 2012 operating expenses were $12.3 million, which represents a 2.3 percentage point reduction as a percentage of revenues on a y-o-y basis.

The company’s capital resources remain strong, with $19.1 million in cash and zero drawn on its revolving credit facility at the end of the Q4 2012. The company’s capital expenditures during Q4 2012 were $6.0 million in total, with $1.3 million of this capital invested to deploy systems to support PowerSecure-owned long-term recurring revenue distributed generation projects, and the remaining $4.7 million primarily invested in the purchase of equipment for its growing utility infrastructure business.

In addition, the company repurchased $2.4 million of its common stock during Q4 2012. As of December 2012, the company repurchased nearly all of its initially authorized $5 million of common stock at an average price of $5.71 per share. On December 19, 2012, the company announced that its board of directors authorized an extension of the company’s stock repurchase program for an additional $5 million of common stock through December 2014.

The company’s revenue backlog stands at a record $183 million, as of the date of this release. This includes new business awards announced on December 19, 2012, and January 28 and February 20, 2013. The company’s revenue backlog represents revenue expected to be recognized after December 31, 2012, for periods including the first quarter of 2013 onward. This backlog figure compares to the revenue backlog of $175 million announced in the company’s third quarter earnings release issued on November 7, 2012, which represented revenue expected to be recognized after September 30, 2012. This revenue backlog does not include any revenues related to $27 million of projects taken over through the company’s recent acquisition of Lime Energy’s ESCO business, as these revenues will be incorporated into the reported backlog as customer transition, permitting and bonding matters are finalized.

The company’s $183 million revenue backlog and the estimated timing of revenue recognition are outlined below, including “project-based revenues” expected to be recognized as projects are completed, and “recurring revenues” expected to be recognized over the life of the underlying contracts:

Revenue Backlog expected to be recognized after December 31, 2012

	Anticipated	Estimated Primary
Description	Revenue	Recognition Period
Project-based Revenue — Near term	$100 Million	1Q13 through 3Q13
Project-based Revenue — Long term	$15 Million	4Q13 through 2014
Recurring Revenue	$68 Million	1Q13 through 2020

Revenue Backlog expected to be recognized after December 31, 2012	$183 Million

Note: Anticipated revenue and estimated primary recognition periods are subject to risks and uncertainties as indicated in the Company’s safe harbor statement, below. Consistent with past practice, these figures are not intended to constitute the Company’s total revenue over the indicated time periods, as the Company has additional, regular on-going revenues. Examples of additional, regular recurring revenues include revenues from the engineering fees, and service revenue, among others. Numbers may not add due to rounding.

Orders in the company’s revenue backlog are subject to delay, deferral, acceleration, resizing or cancellation from time to time, and estimates are utilized in the determination of the backlog amounts. Given the irregular sales cycle of customer orders, and especially of large orders, the revenue backlog at any given time is not necessarily an accurate indication of our future revenues.

Full Year 2012:

PowerSecure’s full year 2012 (FY 2012) all-time record revenues of $162.0 million, an increase of $32.0 million, or 25 percent, over full year 2011 (FY 2011), were driven primarily by a 27 percent y-o-y increase in revenues from distributed generation products and services and a 29 percent y-o-y increase in revenues from utility infrastructure products and services, as shown below. FY 2012 revenues from energy efficiency products increased nine percent y-o-y, reflecting strong ordering patterns in the first half of the 2012, partially offset by lower volumes in the second half of the year due to economic uncertainties related to the fiscal cliff which caused grocery retailers to reduce orders.

			Variance
($ in 000’s)	FY 2012	FY 2011	$	%
Revenue by Product/Service
Distributed Generation	76,352	60,073	16,279	27%
Utility Infrastructure	60,735	47,131	13,604	29%
Energy Efficiency	24,952	22,811	2,141	9%

Total Revenue	162,039	130,015	32,024	25%

Gross margin as a percentage of revenue increased slightly to 31.5 percent for FY 2012 from 31.3 percent for FY 2011. Operating margin as a percentage of revenue increased to 1.2 percent for FY 2012 from negative 0.8 percent for FY 2011 on a GAAP basis, and was 2.8 percent for 2012 on a non-GAAP basis. The increase in operating margin was driven by both the expansion in gross margin and a reduction in operating expenses as a percentage of revenue.

Diluted EPS from continuing operations was $0.16 for FY 2012, compared to $1.04 for FY 2011. Non-GAAP EPS from continuing operations was $0.21 for FY 2012, compared to a loss of $0.02 for FY 2011.

Non-GAAP financial measures for FY 2012 and FY 2011 exclude 1) $2.7 million in pre-tax charges related to the restructuring and cost reduction plan recorded in 2012, 2) gains on the June 2011 sale of the company’s WaterSecure investment recorded in 2011 of $21.9 million, and 2012 of $1.4 million. The gain recorded in 2012 relates to $1.4 million of contingent sale proceeds that were released from escrow to the company one year after the sale, 3) discontinued operations comprised of the company’s former Southern Flow unit, for which a $5.6 million gain on sale was recorded in 2011, and 4) the company’s discontinued PowerPackages unit, which was exited in 2011 (see non-GAAP discussion and reconciliation, below).

Operating expenses for FY 2012 were $49.2 million compared to $41.7 million in FY 2011. The $7.5 million y-o-y increase in operating expenses consists of 1) $1.4 million of incremental operating expenses related to a solar energy company acquired in June 2012, 2) $1.4 million of additional depreciation and amortization expense, primarily driven by additional capital expenditures related to company-owned distributed generation recurring revenue projects, 3) $2.7 million in pre-tax charges related to the restructuring and cost reduction plan, and 4) $2.0 million of expenses to support the growth of the company’s distributed generation, utility infrastructure, and energy efficiency product lines. Excluding the restructuring/cost reduction charges, FY 2012 operating expenses were $46.5 million, which represents a 3.4 percentage point reduction as a percentage of revenues on a y-o-y basis.

Conference Call Information

The company will host a conference call commencing today at 5:30 p.m. eastern time. The conference call will be webcast live and can be accessed from the Investor Relations section of the company’s website at www.powersecure.com. Participants can also access the call by dialing 888-713-4199 (or 617-213-4861 if dialing internationally), and providing pass code 31734844. If you are unable to participate during the live webcast, a replay of the conference call will be available beginning today at 7:30 p.m. eastern time through midnight on March 21, 2013. To listen to the replay, dial toll-free 888-286-8010 (or 617-801-6888 if dialing internationally), and enter pass code 10242337. In addition, the webcast will be archived on the Company’s website at www.powersecure.com.

About PowerSecure

PowerSecure International, Inc. is a leading provider of utility and energy technologies to electric utilities, and their industrial, institutional and commercial customers. PowerSecure provides products and services in the areas of Interactive Distributed Generation ® (IDG®), energy efficiency and utility infrastructure. The company is a pioneer in developing IDG® power systems with sophisticated smart grid capabilities, including the ability to 1) forecast electricity demand and electronically deploy the systems to deliver more efficient, and environmentally friendly, power at peak power times, 2) provide utilities with dedicated electric power generation capacity to utilize for demand response purposes and 3) provide customers with the most dependable standby power in the industry. Its proprietary distributed generation system designs utilize a range of technologies to deliver power, including renewables. The company’s energy efficiency business develops energy efficient lighting technologies that improve the quality of light, including its proprietary EfficientLights® LED lighting products for grocery, drug and convenience stores, and its SecureLite area light and PowerLite street lights for utilities and municipalities. PowerSecure also provides electric utilities with transmission and distribution infrastructure maintenance and construction services, and engineering and regulatory consulting services. Additional information is available at www.powersecure.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the outlook for the company’s future revenues, earnings, margins, cash resources and cash flow and other financial and operating information and data; the company’s future business operations, strategies and prospects; the company’s cost reduction plan; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing.

Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that are difficult to predict and could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, the on-going downturn, disruption and volatility in the economy, financial markets and business markets and the effects thereof on the company’s markets and customers, the demand for its products and services, and the company’s access to capital; the size, timing and terms of sales and orders, including the company’s revenue backlog discussed in this press release, and the risk of customers delaying, deferring or canceling purchase orders or making smaller purchases than expected; the potential adverse financial and reputational consequences that can result from safety risks and hazards such as accidents inherent in the company’s operations; the impact of the company’s recent acquisitions of the ESCO business and of the commercial and industrial solar business; the company’s ability to reduce and control its costs and expenses; the timely and successful development, production and market acceptance of new and enhanced products, services and technologies of the company; the ability of the company to obtain adequate supplies of key components and materials of sufficient reliability and quality for its products and technologies on a timely and cost-effective basis and the effects of related warranty claims and disputes; the ability of the company to successfully expand its core distributed generation products and services, to successfully develop and achieve market acceptance of its new energy-related businesses, to successfully expand its recurring revenue projects, to manage its growth and to address the effects of any future changes in utility tariff structures and environmental requirements on its business solutions; the effects of competition; changes in customer and industry demand and preferences; the ability of the company to continue the growth and diversification of its customer base; the ability of the company to attract, retain, and motivate its executives and key personnel; changes in the energy industry in general and the electricity, oil, and natural gas markets in particular, including price levels; the effects of competition; the ability of the company to secure and maintain key contracts and relationships; the effects of pending and future litigation, claims and disputes; and other risks, uncertainties and other factors identified from time to time in its reports filed with or furnished to the Securities and Exchange Commission, including the company’s most recent Annual Report on Form 10-K, as well as subsequently filed reports on Form 10-Q and Form 8-K, copies of which may be obtained by visiting the investor relations page of the company’s website at www.powersecure.com or the SEC’s website at www.sec.gov.

Accordingly, there is no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.

Contact:

John Bluth

PowerSecure International, Inc.

(919) 453-2103

PowerSecure International, Inc.

Consolidated Statements of Income (unaudited)

($000’s except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2012	2011	2012	2011
Revenue	46,751	39,689	162,039	130,015
Cost of sales	31,300	27,243	110,953	89,321

Gross Profit	15,451	12,446	51,086	40,694

Operating expenses
General and administrative	9,451	9,305	36,201	33,652
Selling, marketing, and service	1,521	1,086	5,560	4,651
Depreciation and amortization	1,348	991	4,780	3,423
Restructuring and cost reduction charges	1,127	0	2,675	0

Total operating expenses	13,447	11,382	49,216	41,726

Operating income (loss)	2,004	1,064	1,870	(1,032)
Other income (expense)
Gain on sale of unconsolidated affiliate	0	43	1,439	21,873
Equity income—unconsolidated affiliate	0	0	0	1,559
Management fees—unconsolidated affiliate	0	0	0	282
Interest income and other income	21	25	88	98
Interest expense	(111)	(121)	(449)	(575)

Income (loss) before income taxes	1,914	1,011	2,948	22,205
Income tax expense (benefit)	503	357	850	3,134

Net income (loss) from continuing operations	1,411	654	2,098	19,071
Discontinued operations—income (loss) from operations (net of tax)	0	165	78	(1,501)
Discontinued operations—gain on sale (net of tax)	0	(2)	0	5,634

Net income (loss)	1,411	817	2,176	23,204
Net loss attributable to noncontrolling interest	145	273	902	846

Net income (loss) attributable to PowerSecure International, Inc.	1,556	1,090	3,078	24,050

Summary of Amounts Attributable to PowerSecure International, Inc. shareholders
Income (loss) from continuing operations (net of tax)	1,556	927	3,000	19,917
Income (loss) from discontinued operations (net of tax)	0	163	78	4,133

Net income (loss) attributable to PowerSecure International, Inc.	1,556	1,090	3,078	24,050

EARNINGS PER SHARE AMOUNTS (“E.P.S”) ATTRIBUTABLE TO POWERSECURE INTERNATIONAL, INC. SHAREHOLDERS:
Continuing Operations
Basic	0.08	0.05	0.16	1.05

Diluted	0.08	0.05	0.16	1.04

Discontinued Operations
Basic	0.00	0.01	0.00	0.22

Diluted	0.00	0.01	0.00	0.22

Net Income
Basic	0.08	0.06	0.16	1.27

Diluted	0.08	0.06	0.16	1.26

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	18,306	18,963	18,681	18,877

Diluted	18,487	19,216	18,818	19,139

PowerSecure International, Inc.

Condensed Consolidated Balance Sheets (unaudited)

($000’s)

	December 31, 2012	December 31, 2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	19,122	24,606
Trade receivables, net of allowance for doubtful accounts	57,147	46,163
Assets of discontinued operations held for sale	0	380
Inventories	20,327	20,290
Income taxes receivable	592	439
Deferred tax asset, net	803	650
Prepaid expenses and other current assets	1,285	1,128

Total Current Assets	99,276	93,656

PROPERTY, PLANT, AND EQUIPMENT:
Equipment	48,447	38,441
Furniture and fixtures	375	283
Land, building, and improvements	5,907	5,885

Total property, plant, and equipment at cost	54,729	44,609
Less accumulated depreciation and amortization	12,152	8,281

Property, plant, and equipment, net	42,577	36,328

OTHER ASSETS:
Goodwill	12,884	7,970
Non-current deferred tax asset	0	266
Restricted annuity contract	2,447	2,376
Intangible rights and capitalized software, net of accum amort	1,328	1,642
Investment in unconsolidated affiliate	0	6
Other assets	635	331

Total other assets	17,294	12,591

TOTAL ASSETS	159,147	142,575

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	14,150	6,894
Accrued and other liabilities	23,887	16,129
Accrued restructuring and cost reduction liabilities	709	0
Liabilities of discontinued operations held for sale	0	125
Current income taxes payable	0	0
Current unrecognized tax benefit	242	287
Current portion of term loan	160	0
Current portion of capital lease obligations	886	840

Total current liabilities	40,034	24,275

LONG-TERM LIABILITIES
Revolving Line of Credit	0	0
Term loan, net of current portion	2,080	0
Capital lease obligations, net of current portion	1,921	2,807
Deferred tax liability, net	955	0
Unrecognized tax benefit	640	731
Other long-term liabilities	2,518	2,300

Total long-term liabilities	8,114	5,838

STOCKHOLDERS’ EQUITY
Preferred stock—undesignated	0	0
Preferred stock—Series C	0	0
Common stock	182	189
Additional paid-in-capital	112,738	116,803
Accumulated deficit	(2,361)	(5,439)

Total PowerSecure International, Inc. stockholders’ equity	110,559	111,553
Noncontrolling Interest	440	909

Total stockholders’ equity	110,999	112,462

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	159,147	142,575

PowerSecure International, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

($000’s)

	Twelve Months Ended
	December 31, 2012	December 31, 2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	2,176	23,204
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Gain on sale of unconsolidated affiliate	(1,439)	(21,873)
Income from discontinued operations	(78)	(4,133)
Depreciation and amortization	4,780	3,423
Stock compensation expense	885	2,151
Loss on disposal of miscellaneous assets	78	37
Equity in income of unconsolidated affiliate	0	(1,559)
Distributions from unconsolidated affiliate	0	1,576
Changes in operating assets and liabilities, net of effect of acquisitions:
Trade receivables, net	(9,664)	(16,873)
Inventories	68	4,721
Deferred income taxes	1,068	2,059
Other current assets and liabilities	(354)	(1,551)
Other noncurrent assets and liabilities	(249)	1,152
Accounts payable	6,579	(1,544)
Accrued and other liabilities	5,959	5,035
Accrued restructuring and cost reduction liabilities	709	0

Net cash provided by (used in) continuing operations	10,518	(4,175)
Net cash provided by (used in) discontinued operations	334	(1,306)

Net cash provided by (used in) operating activities	10,852	(5,481)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition	(3,523)	0
Additions to property, plant and equipment	(10,385)	(16,545)
Additions to intangible rights and software development	(331)	(426)
Proceeds from sale of property, plant and equipment	15	13
Proceeds from sale of unconsolidated affiliate	1,445	26,167
Proceeds from sale of discontinued operations	0	16,515
Discontinued operations investing activities	0	(3)

Net cash provided by (used in) investing activities	(12,779)	25,721

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings (payments) on revolving line of credit	0	(5,000)
Proceeds from term loan borrowings	2,400	0
Proceeds from sale leaseback transactions	0	2,097
Payments on term loan	(160)	0
Payments on capital lease obligations	(840)	(796)
Repurchases of common stock	(5,268)	(447)
Proceeds from stock option exercises	311	310

Net cash provided by (used in) financing activities	(3,557)	(3,836)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(5,484)	16,404
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	24,606	8,202

CASH AND CASH EQUIVALENTS AT END OF PERIOD	19,122	24,606

Non-GAAP Pro forma Financial Measures:

Our references to our fourth quarter and full year 2012, and fourth quarter and full year 2011 “Non-GAAP Pro forma” financial measures of operating expenses, operating expenses as a percentage of revenue, operating income, operating income as a percentage of revenue, net income from continuing operations, net income, net income attributable to PowerSecure International, Inc., diluted E.P.S. from continuing operations, and diluted E.P.S. discussed and shown in this report constitute non-GAAP financial measures. For the fourth quarter and full year 2012, they refer to our GAAP results, adjusted to show them 1) for the fourth quarter of 2012 excluding charges related to our restructuring and cost reduction initiative, and 2) for the full year 2012 excluding charges related to our restructuring and cost reduction initiative, gains related to the 2011 sale of our WaterSecure operations, and results of our discontinued PowerPackages business exited in 2011. For the fourth quarter and full year 2011, they refer to our GAAP results, adjusted to show them 1) for the fourth quarter of 2011 excluding our WaterSecure operations, and the results of our discontinued PowerPackages business, and 2) for the full year 2011 excluding gains and income related to our WaterSecure operations, the results of our discontinued PowerPackages business, and gains and income related to our discontinued Southern Flow business sold in 2011.

We believe providing non-GAAP measures which show our pro forma results with these items adjusted is valuable and useful as it allows our management and our board of directors to measure, monitor and evaluate our operating performance in 2011, 2012, and in future periods with the same consistent financial context as the business was managed in those periods. Additionally, because these items were non-recurring, our non-GAAP pro forma measures are more comparable to our prior period and future period results.

We believe these Non-GAAP Pro forma measures also provide meaningful information to investors in terms of enhancing their understanding of our fourth quarter and full year 2012, and fourth quarter and full year 2011 operating performance and results, as they allow investors to more easily compare our financial performance on a consistent basis compared to the prior year periods. These Non-GAAP Pro forma measures also correspond with the way we expect investment analysts to evaluate and compare our results. Our Non-GAAP Pro forma measures should be considered only as supplements to, and not as substitutes for or in isolation from, or superior to, our other measures of financial information prepared in accordance with GAAP, such as GAAP revenue, operating expenses, operating expenses as a percentage of revenue, operating income, operating income as a percentage of revenue, net income from continuing operations, net income, net income attributable to PowerSecure International, Inc., diluted E.P.S. from continuing operations, diluted E.P.S. from discontinued operations, and diluted E.P.S.

The following table provides a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.

PowerSecure International, Inc.

Non-GAAP Pro forma Measures

($000’s except per share data, some rounding throughout)

	Three Months Ended December 31, 2012			Three Months Ended December 31, 2011
	As Reported 4Q12	Restructuring and cost reduction charges	Pro forma 4Q12	As Reported 4Q11	WaterSecure and PowerPackages	Pro forma 4Q11
Revenue	46,751		46,751	39,689		39,689
Cost of sales	31,300		31,300	27,243		27,243

Gross Profit	15,451	0	15,451	12,446	0	12,446

Operating expenses
General and administrative	9,451		9,451	9,305		9,305
Selling, marketing, and service	1,521		1,521	1,086		1,086
Depreciation and amortization	1,348		1,348	991		991
Restructuring and cost reduction charges	1,127	(1,127)	0	0		0

Total operating expenses	13,447	(1,127)	12,320	11,382	0	11,382

Operating income (loss)	2,004	1,127	3,131	1,064	0	1,064
Other income (expense)
Gain on sale of unconsolidated affiliate	0		0	43	(43)	0
Equity income—unconsolidated affiliate	0		0	0	0	0
Management fees—unconsolidated affiliate	0		0	0	0	0
Interest income and other income	21		21	25		25
Interest expense	(111)		(111)	(121)		(121)

Income (loss) before income taxes	1,914	1,127	3,041	1,011	(43)	968
Income tax expense (benefit)	503	296	799	357	(6)	351

Net income (loss) from continuing operations	1,411	831	2,242	654	(37)	617
Discontinued operations—income (loss) from operations (net of tax)	0		0	165	(165)	0
Discontinued operations—gain on sale (net of tax)	0		0	(2)	2	0

Net income (loss)	1,411	831	2,242	817	(200)	617
Net income (loss) attributable to noncontrolling interest	145		145	273		273

Net income (loss) attributable to PowerSecure International, Inc.	1,556	831	2,387	1,090	(200)	890

Summary of Amounts Attributable to PowerSecure International, Inc. shareholders
Income (loss) from continuing operations (net of tax)	1,556	831	2,387	927	(37)	890
Income (loss) from discontinued operations (net of tax)	0	0	0	163	(163)	0

Net income (loss) attributable to PowerSecure International, Inc.	1,556	831	2,387	1,090	(200)	890

EARNINGS PER SHARE AMOUNTS (“E.P.S”) ATTRIBUTABLE TO POWERSECURE INTERNATIONAL, INC. SHAREHOLDERS:
Continuing Operations
Basic	0.08	0.05	0.13	0.05	0.00	0.05

Diluted	0.08	0.04	0.13	0.05	0.00	0.05

Discontinued Operations
Basic	0.00	0.00	0.00	0.01	(0.01)	0.00

Diluted	0.00	0.00	0.00	0.01	(0.01)	0.00

Net Income
Basic	0.08	0.05	0.13	0.06	(0.01)	0.05

Diluted	0.08	0.04	0.13	0.06	(0.01)	0.05

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	18,306	18,306	18,306	18,963	18,963	18,963

Diluted	18,487	18,487	18,487	19,216	19,216	19,216

PowerSecure International, Inc.

Non-GAAP Pro forma Measures

($000’s except per share data, some rounding throughout)

	Twelve Months Ended December 31, 2012			Twelve Months Ended December 31, 2011
	As Reported 2012	Restructuring and cost reduction charges, WaterSecure, and PowerPackages	Pro forma 2012	As Reported 2011	WaterSecure, Southern Flow and PowerPackages	Pro forma 2011
Revenue	162,039		162,039	130,015		130,015
Cost of sales	110,953		110,953	89,321		89,321

Gross Profit	51,086	0	51,086	40,694	0	40,694

Operating expenses
General and administrative	36,201		36,201	33,652		33,652
Selling, marketing, and service	5,560		5,560	4,651		4,651
Depreciation and amortization	4,780		4,780	3,423		3,423
Restructuring and cost reduction charges	2,675	(2,675)	0	0		0

Total operating expenses	49,216	(2,675)	46,541	41,726	0	41,726

Operating income (loss)	1,870	2,675	4,545	(1,032)	0	(1,032)
Other income (expense)
Gain on sale of unconsolidated affiliate	1,439	(1,439)	0	21,873	(21,873)	0
Equity income—unconsolidated affiliate	0		0	1,559	(1,559)	0
Management fees—unconsolidated affiliate	0		0	282	(282)	0
Interest income and other income	88		88	98		98
Interest expense	(449)		(449)	(575)		(575)

Income (loss) before income taxes	2,948	1,236	4,184	22,205	(23,714)	(1,509)
Income tax expense (benefit)	850	302	1,152	3,134	(3,347)	(213)

Net income (loss) from continuing operations	2,098	934	3,032	19,071	(20,367)	(1,296)
Discontinued operations—income (loss) from operations (net of tax)	78	(78)	0	(1,501)	1,501	0
Discontinued operations—gain on sale (net of tax)	0	0	0	5,634	(5,634)	0

Net income (loss)	2,176	856	3,032	23,204	(24,500)	(1,296)
Net income (loss) attributable to noncontrolling interest	902		902	846		846

Net income (loss) attributable to PowerSecure International, Inc.	3,078	856	3,934	24,050	(24,500)	(450)

Summary of Amounts Attributable to PowerSecure International, Inc. shareholders
Income (loss) from continuing operations (net of tax)	3,000	934	3,934	19,917	(20,367)	(450)
Income (loss) from discontinued operations (net of tax)	78	(78)	0	4,133	(4,133)	0

Net income (loss) attributable to PowerSecure International, Inc.	3,078	856	3,934	24,050	(24,500)	(450)

EARNINGS PER SHARE AMOUNTS (“E.P.S”) ATTRIBUTABLE TO POWERSECURE INTERNATIONAL, INC. SHAREHOLDERS:
Continuing Operations
Basic	0.16	0.05	0.21	1.05	(1.07)	(0.02)

Diluted	0.16	0.05	0.21	1.04	(1.06)	(0.02)

Discontinued Operations
Basic	0.00	0.00	0.00	0.22	(0.22)	0.00

Diluted	0.00	0.00	0.00	0.22	(0.22)	0.00

Net Income
Basic	0.16	0.05	0.21	1.27	(1.29)	(0.02)

Diluted	0.16	0.05	0.21	1.26	(1.28)	(0.02)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	18,681	18,681	18,681	18,877	18,877	18,877

Diluted	18,818	18,818	18,818	19,139	19,139	19,139